Exhibit 99.(13)(e)

Execution Copy

AMENDMENT

TO

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of the 16th day of April, 2012, by and between each of the investment trusts on the signature page to this Amendment (each a “Fund” and collectively the “Funds”) and BNY Mellon Investment Servicing (US) Inc. (“BNYM”).

BACKGROUND:

A.           BNY Mellon and each Fund entered into a Transfer Agency and Shareholder Services Agreement dated December 5, 2011 (the “Agreement”) relating to BNY Mellon’s provision of certain transfer agency services on behalf of each Fund and each Fund’s investment portfolios (each a “Portfolio”) listed on Schedule B attached thereto, as such Schedule B may be amended from time to time.

B.             The Funds and BNY Mellon desire to amend the Agreement as set forth herein.

C.             This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.                                       The Funds and BNYM hereby amend the Agreement by adding the following new paragraph to the end of Section 2; Records; Visits, as follows:

“For those Portfolios that were acquired by the Funds on or about April 16, 2012 (the “Acquired Portfolios”), the Funds hereby direct BNYM to safekeep or arrange to have safekept, certain files containing the books and records of the Acquired Portfolios which also contain information related to portfolios that are not Acquired Portfolios (the “Non-Acquired Records”).  The Non-Acquired Records include books and records and other information related to a certain portfolio of the FundVantage Trust, a Delaware statutory trust (“FundVantage”), as well as, certain liquidated portfolios.  It is understood and agreed that BNYM shall hold the Non-Acquired Records as an accommodation to the Funds.  It is further understood and agreed that for Non-Acquired Records that do not contain information regarding the Acquired Portfolios, the Funds shall enter into a separate agreement with FundVantage, and/or such other entity, as applicable, to address any applicable legal and regulatory requirements, which, for the avoidance of doubt, shall not be the responsibility of BNYM.  BNYM is hereby authorized, upon receipt of written instructions (which when regarding, and only when regarding, Non-Acquired Records containing the information of FundVantage, may be Written Instructions from a Fund as contemplated herein or directly from a party who represents that they have made such request on behalf of FundVantage), to release and deliver to the Funds, to the administrator to the Funds, Touchstone Advisors, Inc., and/or to FundVantage, as applicable, the specified Non-Acquired Records, with the cost and expense borne as agreed to between the parties hereto and FundVantage.  BNYM shall release and deliver the specified Non-Acquired Records within ten (10) business days of BNYM’s receipt of such written instructions, and shall have no liability whatsoever for such release and delivery of the Non-Acquired Records if in accordance with such written instructions.”

2.                                       Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

3.                                       Miscellaneous.

(a)            Capitalized terms used herein and not defined herein shall have the meaning assigned to it in the Agreement.

(b)           As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(c)            This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)           This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(e)            Each Fund hereby represents and warrants to BNY Mellon that (i) the terms of this Amendment and (ii) the fees and expenses associated with this Amendment have been or will be approved by the Board of Trustees of the Fund to the extent required by applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year so noted below.

BNY Mellon Investment Servicing (US) Inc.		Touchstone Funds Group Trust

By:	/s/Michael Denofrio	By:	/s/Terrie Wiedenheft

Name:	Michael DeNofrio	Name:	Terrie Wiedenheft

Title:	Sr. Managing Director	Title:	Treasurer

Date:	April 16, 2012	Date:	April 12, 2012

Touchstone Strategic Trust		Touchstone Investment Trust

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft

Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft

Title:	Treasurer	Title:	Treasurer

Date:	April 12, 2012	Date:	April 12, 2012

Touchstone Tax-Free Trust		Touchstone Variable Series Trust

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft

Name:	Terrie Wiedenheft	Name:	Terrie Wiedenheft

Title:	Treasurer	Title:	Treasurer

Date:	April 12, 2012	Date:	April 12, 2012

Touchstone Institutional Funds Trust

By:	/s/Terrie Wiedenheft

Name:	Terrie Wiedenheft

Title:	Treasurer

Date:	April 12, 2012

SCHEDULE B

(Dated: April 16, 2012)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency and Shareholder Services Agreement dated as of December 5, 2011 between BNY Mellon Investment Servicing (US) Inc. and the Investment Trusts listed on the signature page thereto.

Portfolios

Investment Company Name	Fund

Touchstone Strategic Trust (3/31 FYE) (12/31 FYE) (6/30 FYE)

Touchstone Focused Fund

Touchstone Diversified Small Cap Growth Fund

Touchstone Growth Opportunities Fund

Touchstone Large Cap Growth Fund

Touchstone Mid Cap Growth Fund

Touchstone Balanced Allocation Fund

Touchstone Conservative Allocation Fund

Touchstone Growth Allocation Fund

Touchstone Moderate Growth Allocation Fund

Touchstone Dynamic Equity Fund

Touchstone Emerging Growth Fund

Touchstone International Equity Fund

Touchstone Capital Growth Fund

Touchstone International Small Cap Fund

Touchstone Mid Cap Value Opportunities Fund

Touchstone Small Cap Value Opportunities Fund

Touchstone U.S. Long/Short Fund

Touchstone Value Fund

Touchstone Tax-Free Trust (6/30 FYE)	Touchstone Ohio Tax-Free Bond Fund Touchstone Ohio Tax-Free Money Market Fund Touchstone Tax-Free Money Market Fund
Touchstone Investment Trust (9/30 FYE)	Touchstone Core Bond Fund Touchstone High Yield Fund Touchstone Institutional Money Market Fund Touchstone Money Market Fund
Touchstone Institutional Funds Trust (12/31 FYE)	Touchstone Sands Capital Institutional Growth Fund
Touchstone Variable Series Trust (12/31 FYE)

Touchstone VT Baron Small Cap Growth Fund

Touchstone VT Core Bond Fund

Touchstone VT High Yield Fund

Touchstone VT Large Cap Core Equity Fund

Touchstone VT Mid Cap Growth Fund

Touchstone VT Money Market Fund

Touchstone VT Third Avenue Value Fund Touchstone VT Aggressive ETF Fund Touchstone VT Conservative ETF Fund Touchstone VT Enhanced ETF Fund Touchstone VT Moderate ETF Fund
Touchstone Funds Group Trust (9/30 FYE)

Touchstone Emerging Markets Equity Fund

Touchstone Emerging Markets Equity Fund II

Touchstone Focused Equity Fund

Touchstone Global Equity Fund

Touchstone Global Real Estate Fund

Touchstone Intermediate Fixed Income Fund

Touchstone International Fixed Income Fund

Touchstone Large Cap Relative Value Fund

Touchstone Market Neutral Equity Fund

Touchstone Mid Cap Fund

Touchstone Mid Cap Value Fund

Touchstone Premium Yield Equity Fund

Touchstone Sands Capital Select Growth Fund

Touchstone Short Duration Fixed Income  Fund

Touchstone Small Cap Core Fund

Touchstone Small Cap Value Fund

Touchstone Total Return Bond Fund

Touchstone Ultra Short Duration Fixed Income Fund

Touchstone Merger Arbitrage Fund